Exhibit 99.1

Lifetime Brands, Inc. Reports Fourth Quarter 2025 Financial Results

Declares Regular Quarterly Dividend
GARDEN CITY, NY, March 12, 2026 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter and full year ended December 31, 2025.
Rob Kay, Lifetime’s Chief Executive Officer, commented, “Our fourth quarter results reflect the culmination of several strategic decisions made earlier in the year, decisions that were not without short-term cost, but right for the business. We moved first on pricing to offset tariff headwinds, partnered closely with our customers to navigate a period of real disruption, and we took decisive action to reduce our cost structure. The results validated that approach: with operating profit for the quarter exceeding 2024 despite a more challenging top-line environment, strong full year adjusted EBITDA of $50.8 million, and a leaner organization that is better positioned than a year ago. The Dolly brand continues to exhibit strong sales growth with a 150% increase for the year, a positive reflection of where our strategy is gaining traction. Recovering sustainable growth remains the priority in 2026, and we enter the year with momentum, a proven playbook, and the confidence in our ability to deliver long-term value for our shareholders.”
Fourth Quarter Financial Results:
Consolidated net sales for the three months ended December 31, 2025, were $204.1 million, representing a decrease of $11.1 million or 5.2%, as compared to $215.2 million for the corresponding period in 2024. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2025 average rates to 2024 local currency amounts, consolidated net sales decreased $12.0 million or 5.6% in the fourth quarter of 2025, as compared to consolidated net sales in the corresponding period in 2024. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the three months ended December 31, 2025 was $78.8 million, or 38.6%, as compared to $81.2 million, or 37.7%, for the corresponding period in 2024.
Selling, general and administrative expenses for the three months ended December 31, 2025 were $38.0 million, a decrease of $5.2 million, or 12.0%, as compared to $43.2 million for the corresponding period in 2024.
Income from operations was $20.0 million, as compared to $15.5 million for the corresponding period in 2024.
Adjusted income from operations(1) was $26.4 million as compared to $20.2 million for the corresponding period in 2024.
Net income was $18.2 million, or $0.83 per diluted share, for the quarter ended December 31, 2025, as compared to net income of $8.9 million, or $0.41 per diluted share, for the corresponding period in 2024.
Adjusted net income(1) was $23.0 million, or $1.05 per diluted share, for the quarter ended December 31, 2025, as compared to adjusted net income(1) of $12.0 million, or $0.55 per diluted share, for the corresponding period in 2024.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.
Full Year Financial Results:
Consolidated net sales for the year ended December 31, 2025, were $647.9 million, a decrease of $35.1 million, or 5.1%, as compared to consolidated net sales of $683.0 million for the corresponding period in 2024. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2025 average rates to 2024 local currency amounts, consolidated net sales decreased $36.9 million, or 5.4%, as compared to consolidated net sales in the corresponding period in 2024. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.

Gross margin for 2025 was $240.7 million, or 37.1%, compared to $260.7 million, or 38.2%, for the corresponding period in 2024.
Selling, general and administrative expenses for 2025 were $142.4 million, a decrease of $17.4 million, or 10.9%, as compared to $159.8 million for the corresponding period in 2024.
Loss from operations was $(9.4) million in 2025, as compared to income from operations of $27.1 million for the corresponding period in 2024.
Adjusted income from operations(1) was $37.9 million, as compared to $44.7 million for the corresponding period in 2024.
Net loss was $(26.9) million, or $(1.24) per diluted share, for the year ended December 31, 2025, as compared to net loss of $(15.2) million, or $(0.71) per diluted share, in the corresponding period in 2024.
Adjusted net income(1) was $17.6 million, or $0.81 per diluted share, as compared to $12.6 million, or $0.58 per diluted share, for the corresponding period in 2024.
Adjusted EBITDA(1) was $50.8 million for the year ended December 31, 2025. A table reconciling this non-GAAP financial measure to net loss, as reported, is included below.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.
Dividend
On March 9, 2026, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on May 15, 2026 to shareholders of record on May 1, 2026.

Full Year 2026 Guidance
The Company intends to provide detailed Full Year 2026 guidance in conjunction with its First Quarter 2026 results in mid-May, in-line with its historical cadence.
Conference Call
The Company has scheduled a conference call for Thursday, March 12, 2026 at 11:00 a.m. (Eastern Time). The dial-in number for the conference call is 1 (844) 826-3035 (U.S.) or +1 (412) 317-5195 (International).
A live webcast of the conference call will be accessible through:
https://viavid.webcasts.com/starthere.jsp?ei=1751000&tp_key=acd8d43e62
For those who cannot listen to the live broadcast, an audio replay of the webcast will be available on the Company's investor relations website for one year.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including constant currency net sales, adjusted income from operations, adjusted net income, adjusted diluted income per common share, adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because the Company’s management uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward-Looking Statements
In this press release, the use of the words “advance,” “believe,” “continue,” “could,” “deliver,” “drive,” “enable,” “expect,” “gain,” “goal,” “grow,” “intend,” “maintain,” “manage,” “may,” “outlook,” “plan,” “positioned,” “project,” “projected,” “should,” “take,” “target,” “unlock,” “will,” “would”, or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, the Company’s financial guidance, the Company’s ability to navigate the current environment and advance the Company’s strategy, the Company’s commitment to increasing investments in future growth initiatives, the Company’s initiatives to create value, the Company’s efforts to mitigate geopolitical factors and tariffs, the Company’s current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as the Company’s continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; seasonality of the Company's cash flows; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; the highly seasonal nature of the Company’s business; the Company’s ability to drive future growth and profitability from its European operations; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could impact the Company’s customers and affect customer purchasing practices or consumer spending; customer ordering behavior; the performance of the Company’s newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which the Company or the Company’s suppliers do business; shortages of and price volatility for certain commodities; global health epidemic; social unrest, including related protests and disturbances; the emergence, continuation and consequences of geopolitical conditions, including political instability in the U.S. and abroad, unrest and sanctions, war, conflict, including the ongoing conflicts between Russia and the Ukraine, conflicts in the Middle East, and increasing tensions between China and Taiwan; legislative and regulatory risks, including those relating to the recent enactment of the One Big Beautiful Bill Act; macro-economic challenges, including labor disputes, depreciation of the U.S. dollar, volatility in the capital markets, inflationary impacts and disruptions to the global supply chain; dependence on third-party manufacturers; increase in supply chain costs, including raw materials, sourcing, transportation and energy; the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures and/or economic sanctions implemented by the U.S. and other governments; impact of tariffs and trade policies, particularly with respect to China; the Company’s ability to successfully integrate acquired businesses; the Company’s expectations regarding customer purchasing practices and the future level of demand for the Company’s products; the Company’s ability to execute on the goals and strategies set forth in the Company’s Project Concord plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, Rabbit®, and Dolly®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew®, Year & Day®, Dolly®, Royal Leerdam®, and ONIS®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather, Planet Box®, and Dolly®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com

or
MZ North America
Shannon Devine
Main: 203-741-8811
LCUT@mzgroup.us

LIFETIME BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands - except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net sales	$204,074	$215,207	$647,933	$682,952
Cost of sales	125,279	134,018	407,238	422,249
Gross margin	78,795	81,189	240,695	260,703
Distribution expenses	20,801	22,543	74,124	73,810
Selling, general and administrative expenses	37,991	43,172	142,442	159,809
Goodwill impairments	—	—	33,237	—
Restructuring expenses	24	—	328	—
Income (loss) from operations	19,979	15,474	(9,436)	27,084
Interest expense	(5,048)	(5,603)	(20,030)	(22,208)
Mark to market gain (loss) on interest rate derivatives	1	718	(754)	(466)
Loss on equity securities	—	—	—	(14,152)
Income (loss) before income taxes and equity in losses	14,932	10,589	(30,220)	(9,742)
Income tax benefit (provision)	3,220	(1,671)	3,283	(3,331)
Equity in losses, net of taxes	—	—	—	(2,092)
NET INCOME (LOSS)	$18,152	$8,918	$(26,937)	$(15,165)
Weighted-average shares outstanding—basic	21,768	21,562	21,704	21,481
BASIC INCOME (LOSS) PER COMMON SHARE	$0.83	$0.41	$(1.24)	$(0.71)
Weighted-average shares outstanding—diluted	21,870	21,617	21,704	21,481
DILUTED INCOME (LOSS) PER COMMON SHARE	$0.83	$0.41	$(1.24)	$(0.71)

LIFETIME BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands - except share data)

	December 31,
	2025	2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,267	$2,929
Accounts receivable, less allowances of $11,970 at December 31, 2025 and $14,093 at December 31, 2024	161,861	156,743
Inventory	194,046	202,408
Prepaid expenses and other current assets	12,147	11,488
Income taxes receivable	1,572	—
TOTAL CURRENT ASSETS	373,893	373,568
PROPERTY AND EQUIPMENT, net	15,441	15,049
OPERATING LEASE RIGHT-OF-USE ASSETS	48,506	59,571
INTANGIBLE ASSETS, net	132,922	183,527
OTHER ASSETS	1,793	2,595
TOTAL ASSETS	$572,555	$634,310
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$5,022	$4,891
Accounts payable	45,844	60,029
Accrued expenses	64,294	70,848
Income taxes payable	—	830
Current portion of operating lease liabilities	16,143	15,145
TOTAL CURRENT LIABILITIES	131,303	151,743
OTHER LONG-TERM LIABILITIES	14,261	15,955
INCOME TAXES PAYABLE, LONG-TERM	686	706
OPERATING LEASE LIABILITIES	42,442	56,740
DEFERRED INCOME TAXES	1,554	5,601
REVOLVING CREDIT FACILITY	54,105	42,693
TERM LOAN	125,927	130,949
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at December 31, 2025 and 2024; shares issued and outstanding: 22,654,207 at December 31, 2025 and 22,155,735 at December 31, 2024	227	222
Paid-in capital	283,449	280,566
Accumulated deficit	(63,354)	(32,550)
Accumulated other comprehensive loss	(18,045)	(18,315)
TOTAL STOCKHOLDERS’ EQUITY	202,277	229,923
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$572,555	$634,310

LIFETIME BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2025	2024
OPERATING ACTIVITIES
Net loss	$(26,937)	$(15,165)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,848	22,314
Goodwill impairment	33,237	—
Amortization of financing costs	2,754	2,859
Gain on disposition of fixed assets	(94)	—
Mark to market loss on interest rate derivatives	754	466
Operating leases, net	(2,313)	(2,010)
Provision for doubtful accounts	1,110	950
Deferred income taxes	(4,005)	(2,039)
Stock compensation expense	3,301	3,920
Equity in losses, net of taxes	—	2,092
Loss on equity securities	—	14,152
Changes in operating assets and liabilities
Accounts receivable	(4,934)	(3,206)
Inventory	11,245	(14,557)
Prepaid expenses, other current assets and other assets	(779)	5,200
Accounts payable, accrued expenses and other liabilities	(25,128)	4,185
Income taxes receivable	(1,572)	—
Income taxes payable	(879)	(592)
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,608	18,569
INVESTING ACTIVITIES
Purchases of property and equipment	(4,354)	(2,227)
Net proceeds from sale of property	94	—
NET CASH USED IN INVESTING ACTIVITIES	(4,260)	(2,227)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	318,057	268,209
Repayments of revolving credit facility	(308,526)	(285,264)
Repayments of Term Loan	(7,500)	(7,500)
Payments for finance lease obligations	(45)	(45)
Payments of tax withholding for stock based compensation	(416)	(1,081)
Cash dividends paid	(3,783)	(3,809)
NET CASH USED IN FINANCING ACTIVITIES	(2,213)	(29,490)
Effect of foreign exchange on cash	203	(112)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,338	(13,260)
Cash and cash equivalents at beginning of year	2,929	16,189
CASH AND CASH EQUIVALENTS AT END OF YEAR	$4,267	$2,929

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the year ended December 31, 2025:

	Three Months Ended				Year Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
			(in thousands)
Net (loss) income as reported	$(4,201)	$(39,699)	$(1,189)	$18,152	$(26,937)
Income tax (benefit) provision	(142)	(2,782)	2,861	(3,220)	(3,283)
Interest expense	4,915	5,054	5,013	5,048	20,030
Depreciation and amortization	5,698	5,437	5,398	5,315	21,848
Gain on disposition of fixed assets	—	—	(94)	—	(94)
Mark to market loss (gain) on interest rate derivatives	527	220	8	(1)	754
Goodwill impairment	—	33,237	—	—	33,237
Stock compensation expense	1,062	1,044	994	201	3,301
Legal settlement gain, net(1)	(4,578)	—	—	—	(4,578)
Severance expense	—	270	—	241	511
Acquisition related expenses	—	123	49	1,799	1,971
Restructuring expenses	—	—	304	24	328
Warehouse redesign expenses(2)	—	139	76	48	263
Pro forma adjustments(3)					3,400
Adjusted EBITDA(4)	$3,281	$3,043	$13,420	$27,607	$50,751

(1)     For the year ended December 31, 2025, legal settlement gain, net included a net settlement of $6.4 million, and adjusted for legal fees incurred from March 2, 2018 through March 31, 2025 of $1.8 million.
(2)     For the year ended December 31, 2025, the warehouse redesign expenses were related to the U.S. segment.
(3)    Pro forma adjustments represent the amount of operating expense reductions projected by the Company as a result of actions taken through December 31, 2025 or expected to be taken within 18 months of December 31, 2025, net of the benefits realized during the twelve months ended December 31, 2025. These actions include cost savings initiatives for the U.S. segment related to reductions in employee expenses (i.e., including terminated employees) and costs saving for the International segment related to Project Concord.
(4)     Adjusted EBITDA is a non-GAAP financial measure that is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net (loss) income, adjusted to exclude income tax (benefit) provision, interest expense, depreciation and amortization, gain on disposition of fixed assets, mark to market loss (gain) on interest rate derivatives, goodwill impairment, stock compensation expense, legal settlement gain, net, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

Adjusted EBITDA for the year ended December 31, 2024:

	Three Months Ended				Year Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
			(in thousands)
Net (loss) income as reported	$(6,260)	$(18,167)	$344	$8,918	$(15,165)
Loss on equity securities	—	14,152	—	—	14,152
Equity in losses, net of taxes	2,092	—	—	—	2,092
Income tax provision (benefit)	210	(57)	1,507	1,671	3,331
Interest expense	5,614	5,157	5,834	5,603	22,208
Depreciation and amortization	4,939	4,894	6,408	6,073	22,314
Mark to market loss (gain) on interest rate derivatives	174	82	928	(718)	466
Stock compensation expense	807	1,037	1,042	1,034	3,920
Acquisition related expenses	95	641	210	143	1,089
Warehouse redesign expenses (1)	18	35	662	249	964
Adjusted EBITDA (2)	$7,689	$7,774	$16,935	$22,973	$55,371
(1)For the year ended December 31, 2024, the warehouse redesign expenses related to the U.S. segment.
(2)Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net (loss) income, adjusted to exclude loss on equity securities, equity in losses, net of taxes, income tax provision (benefit), interest expense, depreciation and amortization, mark to market loss (gain) on interest rate derivatives, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands - except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net income and adjusted diluted income per common share (in thousands - except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss) as reported	$18,152	$8,918	$(26,937)	$(15,165)
Adjustments:
Acquisition intangible amortization expense	4,349	4,367	17,448	15,589
Legal settlement gain, net	—	—	(6,400)	—
Acquisition related expenses	1,799	143	1,971	1,089
Restructuring expenses	24	—	328	—
Warehouse redesign expenses(1)	48	249	263	964
Severance expense	241	—	511	—
Mark to market (gain) loss on interest rate derivatives	(1)	(718)	754	466
Goodwill impairment	—	—	33,237	—
Loss on equity securities	—	—	—	14,152
Income tax effect on adjustments	(1,590)	(990)	(11,868)	(4,452)
Income tax provision adjustment(2)	—	—	8,309	—
Adjusted net income(3)	$23,022	$11,969	$17,616	$12,643
Adjusted diluted income per share(4)	$1.05	$0.55	$0.81	$0.58
(1)For the years ended December 31, 2025 and 2024, the warehouse redesign expenses were related to the U.S. segment.
(2)The income tax provision adjustment for the year ended December 31, 2025 results in a 0.0% tax rate applied to the goodwill impairment adjustment. There was no tax benefit recognized on the goodwill impairment.
(3)Adjusted net income and adjusted diluted income per common share in the three months ended and year ended December 31, 2025 excludes acquisition intangible amortization expense, legal settlement gain, net, acquisition related expenses, restructuring expenses, warehouse redesign expenses, severance expense, mark to market (gain) loss on interest rate derivatives, and goodwill impairment. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
Adjusted net income and adjusted diluted income per common share in the three months ended and year ended December 31, 2024 excludes acquisition intangible amortization expense, acquisition related expenses, warehouse redesign expenses, mark to market (gain) loss on interest rate derivatives, and loss on equity securities. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
(4)Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 21,870 and 21,617 for the three month period ended December 31, 2025 and 2024, respectively, and 21,786 and 21,636 for the year ended December 31, 2025 and 2024, respectively. The diluted weighted-average shares outstanding for the three months ended and year ended December 31, 2025 include the effect of dilutive securities of 102 and 82 shares, respectively. The diluted weighted-average shares outstanding for the three months ended and year ended December 31, 2024 include the effect of dilutive securities of 55 and 155 shares, respectively.

Adjusted income from operations (in thousands):
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Income (loss) from operations	$19,979	$15,474	$(9,436)	$27,084
Adjustments:
Acquisition intangible amortization expense	4,349	4,367	17,448	15,589
Legal settlement gain, net	—	—	(6,400)	—
Acquisition related expenses	1,799	143	1,971	1,089
Restructuring expenses	24	—	328	—
Warehouse redesign expenses(1)	48	249	263	964
Severance expense	241	—	511	—
Goodwill impairment	—	—	33,237	—
Total adjustments	6,461	4,759	47,358	17,642
Adjusted income from operations(2)(3)	$26,440	$20,233	$37,922	$44,726
(1)For the years ended December 31, 2025 and 2024, the warehouse redesign expenses were related to the U.S. segment.
(2)Adjusted income from operations for the three months ended and year ended December 31, 2025 excludes acquisition intangible amortization expense, legal settlement gain, net, acquisition related expenses, restructuring expenses, warehouse redesign expenses, severance expense, and goodwill impairment.
(3)Adjusted income from operations for the three months ended and year ended December 31, 2024 excludes acquisition intangible amortization expense, acquisition related expenses, and warehouse redesign expenses.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended December 31,			Constant Currency (1) Three Months Ended December 31,				Year-Over-Year Increase (Decrease)
Net sales	2025	2024	Increase (Decrease)	2025	2024	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$185,298	$195,997	$(10,699)	$185,298	$195,967	$(10,669)	$30	(5.4)%	(5.5)%	(0.1)%
International	18,776	19,210	(434)	18,776	20,150	(1,374)	(940)	(6.8)%	(2.3)%	4.5%
Total net sales	$204,074	$215,207	$(11,133)	$204,074	$216,117	$(12,043)	$(910)	(5.6)%	(5.2)%	0.4%

	As Reported Year Ended December 31,			Constant Currency (1) Year Ended December 31,				Year-Over-Year Increase (Decrease)
Net sales	2025	2024	Increase (Decrease)	2025	2024	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$591,244	$627,202	$(35,958)	$591,244	$627,181	$(35,937)	$21	(5.7)%	(5.7)%	—%
International	56,689	55,750	939	56,689	57,691	(1,002)	(1,941)	(1.7)%	1.7%	3.4%
Total net sales	$647,933	$682,952	$(35,019)	$647,933	$684,872	$(36,939)	$(1,920)	(5.4)%	(5.1)%	0.3%
(1)“Constant Currency” is determined by applying the 2025 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.